                                                                      EXHIBIT 25

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           -------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                           --------------------------

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)_____

                           --------------------------

                    U.S. TRUST COMPANY, NATIONAL ASSOCIATION
              (Exact name of trustee as specified in its charter)

                                                            95-4311476
                                                         (I.R.S. employer
                                                        Identification No.)

515 South Flower Street, Suite 2700
Los Angeles, CA                                               90071
(Address of principal                                      (Zip Code)
executive offices)

                                KAREN YAMAMOTO
                      515 South Flower Street, Suite 2700
                         Los Angeles, California 90071
                                 (213) 861-5000

 (Name, address, including zip code and telephone number of agent for service)

               ---------------------------------------------------

                             HDA PARTS SYSTEM, INC.
              (Exact name of obligor as specified in its charter)

             ALABAMA                                     63-0681070
  (State or other jurisdiction                         (I.R.S. Employer
  of incorporation or organization)                  Identification No.)

                                                                      EXHIBIT 25

                              520 Lake Cooke Road
                           Deerfield, Illinois  60015
                 (Address of principal chief executive offices)

                     12% Senior Subordinated Notes due 2005
                        (Title of indenture securities)
GENERAL
-------

1.  General Information.
    --------------------

    Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of the Currency
          490 L'Enfant Plaza East, S.W.
          Washington, D.C.  20219

          Federal Deposit Insurance Corporation
          550 17th Street, N.W.
          Washington, D.C.  20429

          Federal Reserve Bank (12th District)
          San Francisco, California

    (b)   Whether it is authorized to exercise corporate trust powers.

    The trustee is authorized to exercise corporate trust powers.

2.  Affiliations with the Obligor
    -----------------------------

    If the obligor is an affiliate of the trustee, describe each such affiliation.

    None.

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15.

                                                                      EXHIBIT 25

    The obligor currently is not in default under any of its outstanding securities for which U.S. Trust Company, National Association is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15
of Form T-1 are not required under General Instruction B.

16. List of Exhibits
    ----------------

    T-1.1 - A copy of the Articles of Association of U.S. Trust Company, National Association currently in effect; incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 333-59485.

    T-1.2 - A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association, incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 33-33031.

T-1.3 -A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) or (2) above, incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 33-33031.

    T-1.4 - A copy of the By-Laws of U.S. Trust Company, National Association, as amended to date; incorporated by reference to Exhibit T-1.4 filed with Form T-1 Statement, Registration No. 33-54136.

    T-1.6 - The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939; incorporated herein by reference to Exhibit T-1.6 filed with Form T-1 Statement, Registration No. 33-33031.

    T-1.7 - A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority

    T-1.8 - Not applicable.

    T-1.9 - Not applicable.
NOTE
----

As of April 29, 1999, the Trustee had 20,000 shares of Capital Stock outstanding, all of which are owned by U.S. Trust Corporation.

The responses to Items 2, 5, 6, 7, 8, 9, 10, 11 and 14 set forth the information requested as though U. S. Trust Company, National Association and U.S. Trust Corporation were the "trustee."

                                                                      EXHIBIT 25

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                         -----------------------------

Pursuant to the requirements of the Trust Indenture of Act of 1939, the trustee, U.S. Trust Company, National Association, a corporation organized and existing under the laws of the State of California, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 29th day of April 1999.

                                     U.S. TRUST COMPANY, NATIONAL ASSOCIATION
                                     Trustee


                                     By:   /s/ Garrett P. Smith
                                         -------------------------------
                                                  Garrett P. Smith
                                              Authorized Signatory

                                                                      EXHIBIT 25


U.S. Trust Company, N.A.              Call Date:   12/31/98    ST-BK: 06-0784  FFIEC 033
515 South Flower Street, Suite 2700   Vendor ID:          D    Cert #: 33332   Page RC-1
Los Angeles, CA 90071                 Transit #:   12204024                    ---------
                                                                                   9
                                                                               ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated.
report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet

                                                     Dollar Amounts in Thousands
--------------------------------------------------------------------------------

ASSETS
 1.   Cash and balances due from depository institutions (from Schedule RC-A)                              RCON
                                                                                                           ----
      a.  Noninterest-bearing balances and currency and coin (1)______________    _____       _______      0081       10,239   1.a
      b.  Interest bearing balances (2)_______________________________________    _____       _______      0071          199   1.b
 2.   Securities:
      a.  Held-to-maturity securities (from Schedule RC-B, column A)__________    _____       _______      1754            0   2.a
      b.  Available-for-sale securities (from Schedule RC-B, column D)________    _____       _______      1773      167,359   2.b
 3.   Federal funds sold and securities purchased under agreements to resell__    _____       _______      1350       65,000   3.
 4.   Loans and lease financing receivables:                                       RCON
                                                                                   ----
      a.  Loans and leases, net of unearned income (from Schedule RC-C)_______     2122       60,536                           4.a
      b.  LESS:  Allowance for loan and lease losses__________________________     3123          979                           4.b
      c.  LESS:  Allocated transfer risk reserve______________________________     3128            0                           4.c
      d.  Loans and leases, net of unearned income, allowance, and reserve                                 RCON       59,557
                                                                                  _____       _______      ----                4.d
      (item 4.a minus 4.b and 4.c)____________________________________________                             2125
 5.   Trading assets__________________________________________________________    _____       _______      3545            0   5.
 6.   Premises and fixed assets (including capitalized leases)________________    _____       _______      2145        9,041   6.
 7.   Other real estate owned (from Schedule RC-M)____________________________    _____       _______      2150            0   7.
 8.   Investments in unconsolidated subsidiaries and associated companies
      (from Schedule RC-M)____________________________________________________    _____       _______      2130            0   8.
 9.   Customers' liability to this bank on acceptances outstanding____________    _____       _______      2155            0   9.
10.   Intangible assets (from Schedule RC-M)__________________________________    _____       _______      2143       30,166   10.
11.   Other assets (from Schedule RC-F)_______________________________________    _____       _______      2160        6,802   11.
12.   Total assets (sum of items 1 through 11)________________________________    _____       _______      2170      348,363   12.

_____________
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

                                                                      EXHIBIT 25

U.S. Trust Company, N.A.                        Call Date:              12/31/98     ST-BK:   06-0784         FFIEC 033
515 South Flower Street, Suite 2700             Vendor ID:                     D     Cert #:  33332           Page RC-2
Los Angeles, CA 90071                           Transit #:              12204024
                                                                                                                          ----------
                                                                                                                              10
                                                                                                                          ----------

Schedule RC - Continued
                                                   Dollar Amounts in Thousands
--------------------------------------------------------------------------------

LIABILITIES
13. Deposits:
    a.  In domestic offices (sum of totals of                                                          RCON
                                                                                                       ----
    columns A and C from Schedule RC-E)__________________________________                              2200    291235   13.a
                                                                                      RCON
    (1)  Noninterest-bearing (1)____________________________________________          ----    84,867                    13.a.1
                                                                                      6631
    (2)  Interest-bearing __________________________________________________          6636   206,368
    b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs
    (1)  Noninterest-bearing______________________________________________
    (2)  Interest-bearing__________________________________________________
14. Federal funds purchased(2)  and securities sold under agreements to repurchase:                    RCON         0       14
                                                                                                       ----
                                                                                                       2800
15. a.  Demand notes issued to the U.S. Treasury______________________________        ___    ______    2840         0   15.a
    b.  Trading liabilities_____________________________________________________      ___    ______    3548         0   15.b
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
    a.  With a remaining maturity of one year or less______________________           ___    ______    2332         0   16.a
    b.  With a remaining maturity of more than one year through three years__________                               0
                                                                                      ___    ______    A547             16.b
    c.  With a remaining maturity of more than three years________________            ___    ______    A548         0   16.c
17. Not applicable
18. Bank's liability on acceptances executed and outstanding____________________      ___    ______    2920         0   18.
19. Subordinated notes and debentures_______________________________________          ___    ______    3200         0   19.
20. Other liabilities (from Schedule RC-G)_____________________________________       ___    ______    2930     9,492   20.
21. Total liabilities (sum of items 13 through 20)_______________________________     ___    ______    2948   300,727   21.
22. Not applicable

EQUITY CAPITAL
23. Perpetual preferred stock and related surplus______________________________       ___    ______    3838     5,000   23.
24. Common stock__________________________________________________________            ___    ______    3230     2,000   24.
25. Surplus (exclude all surplus related to preferred stock)______________________    ___    ______    3839    25,004   25.
26. a.  Undivided profits and capital reserves__________________________________      ___    ______    3632    14,703   26.a
    b.  Net unrealized holding gains (losses) on available-for-sale securities_______ ___    ______    8434       929   26.b
27. Cumulative foreign currency translation adjustments_______________________
28. a.  Total equity capital (sum of items 23 through 27)________________________     ___    ______    3210    47,636   28.
29. Total liabilities and equity capital (sum of items 21and 28)__________________    ___    ______    3300   348,363   29.

Memorandum
    To be reported only with the March Report of Condition.

1.  Indicate in the box at the right the number of the statement below that best describes the most
    comprehensive level of auditing work performed for the bank by independent external auditors as   RCON   N/A   M.1
    of any date during 1997______________________________________________________________________     6724

1 = Independent audit of the bank conducted in accordance         4 = Directors' examination of the bank performed by other
    with generally accepted auditing standards by certified           external auditors (may be required by state chartering
    public accounting firm which submits a report on the  bank        authority)
2 = Independent audit of the bank's parent holding company        5 = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing          auditors
    standards by a certified public accounting firm which         6 = Compilation of the bank's financial statements by
    submits a report on the consolidated holding company (but         external auditors
    not on the bank separately)                                   7 = Other audit procedures (excluding tax preparation
3 = Directors' examination of the bank conducted in accordance        work)
    with generally accepted auditing standards by a certified     8 = No external audit work
    public accounting firm (may be required by state chartering authority)

_________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited life preferred stock and related surplus.